UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

April 9, 2014

____________________________

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239 (Commission File Number)		27-3601979 (IRS Employer Identification No.)
20301 Ventura Blvd. #309, Woodland Hills, CA 91364 (Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

West Balboa Blvd. Suite C, Newport Beach, CA 92661

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information in Items 3.03 and 5.02 below are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 9, 2014, DigiPath, Inc. (the “Registrant”) invested $1,000,000 in its wholly-owned subsidiary, DigiPath, Corp., a Kansas corporation, in exchange for 3,030,303 shares of DigiPath, Corp.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 3.03 below is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On April 9, 2014, the Registrant entered into various Series A Convertible Preferred Stock Purchase Agreements with certain accredited investors (the “Investors”) pursuant to which the Registrant agreed to issue 6,000,000 shares, in the aggregate, of a newly formed Series A Convertible Preferred Stock (the “Series A Preferred”) in exchange for $6,000,000, in the aggregate, which consisted of money paid by investors and advances made to the Registrant by such Investors (each agreement, a “Securities Purchase Agreement” and collectively, the “Securities Purchase Agreements”). All the Securities Purchase Agreements have the same terms, whereby the shares of Series A Preferred are convertible after three months from the date of issue based on a conversion formula equal to the price per share ($1.00) divided by a conversion price equal to the lesser of (A) $0.02 and (B) seventy percent (70%) of the average of the three (3) lowest daily volume weighted average prices (“VWAPs”) occurring during the twenty (20) consecutive trading days immediately preceding the applicable conversion date on which the Holder elects to convert any shares of Series A Preferred Stock. The conversion price is further adjustable in the event of stock splits and other adjustments in the Registrant’s capitalization, and in the event of certain negative actions undertaken by the Registrant. At a conversion price equal to $0.02 per share, the Series A Preferred are convertible into 300,000,000 shares of the common stock of the Registrant. No holder is permitted to convert its shares of Series A Preferred Stock if such conversion would cause the holder to beneficially own more than 4.99% of the issued and outstanding common stock of the Registrant immediately after such conversion, unless waived by such holder by providing at least sixty-five days’ notice.

The additional terms of the Series A Preferred include the following:

·	The shares of Series A Preferred are entitled to dividends when, as and if declared by the Board as to the shares of the common stock of the Registrant, but only with respect to the shares under the beneficial ownership limitation described above.

·	Upon the liquidation or dissolution of the Registrant, or any merger or sale of all or substantially all of the assets, the shares of Series A Preferred are entitled to receive, prior to any distribution to the holders of common stock, 100% of the purchase price plus all accrued but unpaid dividends.

·	The Series A Preferred plus all declared but unpaid dividends thereon automatically will be converted into common stock, at the then applicable conversion rate, upon the affirmative vote of 50% of the outstanding shares of Series A Preferred.

·	Each share of Series A Preferred will carry a number of votes equal to the number of shares of common stock then issuable upon its conversion into common stock, e.g., only with respect to the shares under the beneficial ownership limitation described above. The Series A Preferred generally will vote together with the common stock and not as a separate class, except as provided below.

·	Consent of the holders of the outstanding Series A Preferred will be required in order for the Registrant to: (i) amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred; (ii) authorize, create or issue shares of any class of stock having rights, preferences, privileges or powers superior to the Series A Preferred; (iii) reclassify any outstanding shares into shares having rights, preferences, privileges or powers superior to the Series A Preferred; or (iv) amend the Registrant’s Articles of Incorporation or Bylaws in a manner that adversely affects the rights of the Series A Preferred.

·	Holders of Series A Preferred will be entitled to unlimited “piggyback” registration rights on registrations by the Registrant, subject to pro rata cutback at any underwriter’s discretion. The registration rights may be transferred to a transferree who acquires all of the Series A Preferred.

The issuance of the Series A Preferred to Investors was intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act, as the Series A Preferred was issued to accredited investors, without a view to distribution and were not issued through any general solicitation or advertisement. The Series A Preferred issued to Investors may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the Commission or with any state securities commission. A copy of the Certificate of Designations, Preferences, Rights and Limitations of the Series A Convertible Preferred Stock is attached as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference. A copy of the form of Securities Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Registrant invested $1,000,000 of the gross proceeds received from the sale of its Series A Preferred (the “Gross Proceeds”) into DigiPath, Corp. for general working capital purposes in its existing digital pathology business. The remaining Gross Proceeds will be used to explore new lines of business associated with the research, development, licensing and operation of botanical and nutri-pharmaceutical products and services, including, without limitation, the licensing of brand name nutri-pharmaceutical products.

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Eric Stoppenhagen Resignation

Effective April 9, 2014, the Registrant received notice from Mr. Eric Stoppenhagen regarding his decision to resign from his position as president of the Registrant. Mr. Stoppenhagen also intends to resign from the Registrant's Board on April 20, 2014. Mr. Stoppenhagen’s decision to resign was not due to any disagreements with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Effective April 9, 2014, the Registrant released Mr. Stoppenhagen from any and all employment agreements with the Registrant, including the Consulting, Confidentiality and Proprietary Rights Agreement, dated February 15, 2012.

Pursuant to the terms of the Registrant’s Bylaws, dated as of February 28, 2014, Board vacancies may be filled by majority of the directors then in office or by a sole remaining director of the Registrant. The Board intends to appoint a new director to fill the vacancy created by Mr. Stoppenhagen’s resignation.

Appointment of Todd Denkin to Board of Directors

On April 9, 2014, the Registrant’s Board, pursuant to authority granted under the Registrant’s Bylaws, increased the size of the Registrant’s Board from one seat to two seats and nominated Todd Denkin to fill the vacant seat on the Board. Mr. Denkin was unanimous written consent of the Board. Mr. Denkin shall receive no compensation as a board member.

Appointment of Todd Denkin as President

On April 9, 2014, Todd Denkin signed an At-Will employment agreement from DigiPath, Inc. (the “Denkin Employment Agreement”) to serve as president of the Registrant. Under the terms of the Denkin Employment Agreement, Mr. Denkin shall be paid an annual salary of $156,000 for his services, which DigiPath, Inc. may increase from time to time. Mr. Denkin shall also be issued 4,000,000 shares of stock which will vest quarterly over a period of one year. The shares shall be restricted from resale for a period of eighteen months. A copy of the Denkin Employment Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference. There are no familial relationships between Mr. Denkin and the Registrant.

Mr. Denkin, 50, has over 5 years in the "legal" marijuana industry.  From 2009 until 2013, Mr. Denkin was a founder and director of GrowLife, Inc. Prior to joining GrowLife, Inc., Mr. Denkin was the head of the direct sales and marketing teams from 2002 through 2008 with Digital FX International, and helped build a sales organization of over 30,000 representatives. He is a 30-year veteran of the TV and film industry, working at top companies like Dick Clark Productions, Barris/Guber/Peters, Chris Bearde Productions, the Nickelodeon Network, Disney/MGM Studios and Time Warner. Mr. Denkin has been a key contributor to shows for ABC, NBC, CBS, ESPN and MTV. He was also involved in “The Australian Experience,” a film featured on The Today Show and screened at the opening ceremonies of the 2000 Olympics.

Litigation

During the past ten years, Mr. Denkin has not been the subject of the following events:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;
2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;
	i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company,
	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
4.		The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;
5.		Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.		Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.		Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
	i)	Any Federal or State securities or commodities law or regulation; or
	ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.		Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of April 4, 2014, the authorized shares of the Registrant’s common stock was increased from 50,000,000 to 900,000,000 and the designations, rights and preferences of the preferred shares changed to blank check preferred. This description of the amendment is not complete and is qualified in its entirety by reference to the Amended Articles of Incorporation, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation
3.2	Certificate of Designations, Preferences, Limitations, Restrictions and Relative Rights of Convertible Preferred Stock.
10.1	Securities Purchase Agreement Dated April 9, 2014
10.2	Denkin Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: April 9, 2014

By: /s/ ERIC STOPPENHAGEN

Eric Stoppenhagen

 President